UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FRANK’S INTERNATIONAL N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECIAL MEETING OF SHAREHOLDERS

FRANK’S INTERNATIONAL N.V.

Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands

to be held on January 23, 2015 at 2:00 p.m. Central European Time at J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands

To the shareholders of Frank’s International N.V.:

You are cordially invited to attend the special meeting in lieu of an annual meeting of the shareholders of Frank’s International N.V. (the “Company”). This special meeting has been called by the Company’s board of managing directors (the “Management Board”) and the Company’s board of supervisory directors (the “Supervisory Board”). At this meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect William B. Berry to the Supervisory Board to serve until the Company’s annual meeting of shareholders in 2015; and

2.	To transact such other business as may properly come before the special meeting or any adjournment thereof.

Following Mr. Berry’s election to the Supervisory Board, Donald Keith Mosing, the Company’s Chairman of the Supervisory Board, Director, Chief Executive officer and President, intends to resign as the Company’s Chief Executive Officer and President, and the Management Board and the Supervisory Board will appoint Gary P. Luquette, a current member of the Supervisory Board and Audit Committee, as Chief Executive Officer and President. The Supervisory Board will also appoint Mr. Berry as a member of the Audit Committee. Following the resignation as the Company’s Chief Executive Officer and President, Mr. Mosing will serve in an officer capacity as Executive Chairman of the Supervisory Board.

All shareholders of the Company are entitled to attend the special meeting and to vote the shares of common stock (the “Common Stock”) and shares of series A convertible preferred stock (the “Preferred Stock”) that they hold as of the “day of registration” (“dag van registratie”) as referred to in the Company’s articles of association (which is December 26, 2014, as described further in the proxy statement). Each person who attends the special meeting may be asked to present valid picture identification, such as a driver’s license or passport and proof of share ownership as of December 26, 2014. Examples of proof of share ownership include voting instruction statements from a broker or bank or share certificates. Even if you plan to attend the special meeting, the Company urges you to promptly vote your shares of Common Stock or Preferred Stock by submitting your marked, signed and dated proxy card. You will retain the right to revoke your proxy at any time before the vote, or to vote your shares of Common Stock or Preferred Stock personally if you attend the special meeting. Please note, however, that if you hold your shares of Common Stock or Preferred Stock through a broker or other nominee, and you wish to vote in person at the special meeting, you must obtain from your broker or other nominee a proxy issued in your name.

For further information, please review the proxy statement at www.proxydocs.com/fi, which contains detailed descriptions of the election of Mr. Berry to the Supervisory Board, the proposal to be voted upon at the special meeting.